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                                                                    EXHIBIT 10.5


                                FOURTH AMENDMENT


         FOURTH AMENDMENT, dated as of December 21, 1999 (this "Amendment"), to the Credit Agreement, dated as of February 27, 1997, as amended and restated as of February 10, 1998 and as further amended by the First Amendment, dated as of June 30, 1998, the Second Amendment, dated as of February 12, 1999, and the Third Amendment, dated as of May 25, 1999 (as further amended, supplemented or modified from time to time, the "Credit Agreement"), among Cooperative Computing, Inc., a Delaware corporation (the "Borrower"), Cooperative Computing Holding Company, Inc., a Texas corporation, as guarantor ("CCI"), the several banks and other financial institutions parties thereto (the "Lenders") and The Chase Manhattan Bank, as the administrative agent for the Lenders (in such capacity, the "Administrative Agent").


                               W I T N E S E T H:


         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower;

         WHEREAS, the Borrower has requested that the Administrative Agent, with the consent of the Required Lenders, amend certain provisions of the Credit Agreement; and

         WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested amendments on the terms and conditions contained herein;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         I. Defined Terms. Terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

         II. Amendments to Credit Agreement.

         1. Amendments to Section 1. (a) Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definition of "Consolidated EBITDA" in its entirety and substituting in lieu thereof the following:

                           "Consolidated EBITDA": for any period, with respect to any Person, Consolidated Net Income of such Person for such period
         (A) plus, without duplication and to the extent reflected as a charge in the statement of such Consolidated Net Income for such period, the sum of (i) total income and franchise tax expense, (ii) interest expense, amortization or writeoff of debt discount and debt issuance costs and commissions and discounts and other fees and charges associated with Indebtedness, (iii) depreciation and amortization expense, (iv) amortization of intangibles including, but not limited to, goodwill and organization costs (including, with respect to the Borrower, costs associated with the Offer to Purchase dated October 23, 1996 made by a subsidiary of CCI to


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         purchase the common stock of the Borrower); (v) other extraordinary noncash charges (in accordance with GAAP) (including non-cash currency exchange losses); (vi) any extraordinary and unusual losses (including losses on sales of assets other than inventory sold in the ordinary course of business); (vii) any write-offs of accounts receivable booked prior to October 1, 1999 (in accordance with GAAP) taken through the period ending on September 30, 2000; (viii) any write-offs of accounts receivable booked on or after October 1, 1999 (in accordance with GAAP) taken through the period ending on September 30, 2000, provided that the aggregate amount of all write-offs taken under this clause (viii), minus any amounts recovered and applied in accordance with clause (iv) below, shall not exceed $10,000,000; (ix) any cash restructuring charges, provided that the aggregate amount of all charges taken under this clause (ix) shall not exceed $10,000,000; and (x) any non-cash restructuring charges taken through the period ending on September 30, 2000 and (B) minus, without duplication and to the extent reflected as a credit or gain in the statement of such Consolidated Net Income for such period, the sum of (i) any extraordinary and unusual gains (including gains on the sales of assets, other than inventory sold in the ordinary course of business), (ii) other extraordinary noncash credits or gains (in accordance with GAAP) (including non-cash currency exchange gains), (iii) any amounts recovered in respect of any write-offs taken under clause (vii) above and (iv) any amounts recovered in respect of any write-offs taken under clause (viii) above; provided that for the purposes of calculating Consolidated EBITDA for any period of four consecutive fiscal quarters (each, a "Reference Period") for purposes of Section 8.1, (i) if at any time during such Reference Period the Borrower or any Subsidiary shall consummate an acquisition pursuant to Sections 8.9(k) or 8.9(l), the Consolidated EBITDA for such Reference Period shall be calculated on a pro forma basis (assuming the consummation of such acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such Reference Period) and (ii) if at any time during such Reference Period the Borrower or any Subsidiary shall consummate the Designated Asset Sale, the Consolidated EBITDA for such Reference Period shall be reduced on a pro forma basis by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of the Designated Asset Sale (the "Reduced EBITDA").

                  (b) Section 1.1 of the Credit Agreement is hereby amended by deleting therefrom the definition of "Asset Sale" in its entirety and substituting in lieu thereof the following:

                  "Asset Sale": any sale, transfer or other disposition (including any sale and leaseback of assets and any sale of accounts receivable in connection with a receivable financing transaction) by the Borrower or any of its Subsidiaries of any property of the Borrower or any such Subsidiary (including property subject to any Lien under any Security Document), other than as permitted pursuant to paragraphs
         (a) through (k) of Section 8.6 (provided that, except with respect to the loss or condemnation of all or substantially all of the assets of the Borrower and its Subsidiaries, the proceeds from such casualty or condemnation (including insurance) are used to replace or rebuild the lost or condemned assets within the time period specified in Section 2.10(f)).


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                                                                               3


                  (c) Section 1.1. of the Credit Agreement is hereby amended by deleting the definition of "Interest Payment Date" in its entirety and substituting in lieu thereof the following:

                   "Interest Payment Date": as to any Loan, the last day of each month to occur while such Loan is outstanding and, if such Loan is a Term Loan, the date of each payment of principal thereof.

                  (d) Section 1.1 of the Credit Agreement is hereby amended by
(i) deleting the word "and" appearing immediately before clause (i) of the definition of "Permitted Issuance" and substituting in lieu thereof a ","; (ii) deleting the "." at the end of clause (i) of such definition and substituting in lieu thereof the word "and"; and (iii) adding the following new clause (j) to the end of such definition:

                  (j) the issuance by CCI of the Additional Common Stock; provided that the net proceeds thereof shall be contributed to the Borrower and used for general corporate purposes or to repay the Revolving Credit Loans (but not reduce the Revolving Credit Commitments).

                  (e) Section 1.1 of the Credit Agreement is hereby amended by adding thereto the following definitions in their proper alphabetical order:

                  "Additional Common Stock": the Class A Common Stock, par value $.000125, issued by CCI to Hicks Muse in connection with the Additional Hicks Muse Equity Investment.

                  "Additional Hicks Muse Equity Investment": the common stock investment of up to $10,000,000 in CCI made by Hicks Muse by its purchase of the Additional Common Stock.

                  "Designated Asset Sale":  as defined in Section 8.6(l).

                  "Reduced EBITDA": as defined in the definition of "Consolidated EBITDA."

         2. Amendments to Section 2. (a) Section 2.4(a) of the Credit Agreement is hereby amended by (i) deleting the word "quarterly" and substituting in lieu thereof the word "monthly" and (ii) deleting the words "March, June, September and December" and substituting in lieu thereof the word "month".

                   (b) Section 2.10(b) of the Credit Agreement is hereby amended by deleting such Section 2.10(b) in its entirety and substituting in lieu thereof the following:

                  (b) Unless the Required Lenders and the Borrower shall otherwise agree, if CCI or any of its Subsidiaries (including the Borrower) shall receive Net Cash Proceeds from any Asset Sale (including the sale and leaseback of assets) 100% of such Net Cash Proceeds (or, in the case of the Designated Asset Sale, 75% of such Net Cash Proceeds)


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         shall, on the first Business Day after receipt, be applied toward the prepayment of the Loans and reduction of Commitments as set forth in paragraph (d) of this Section 2.10.

                  (c) Section 2.10(d) of the Credit Agreement is hereby amended by deleting such Section 2.10(d) in its entirety and substituting in lieu thereof the following:

                  (d) (i) All mandatory prepayments shall be applied first to the Tranche A Term Loans and the Tranche B Term Loans, pro rata based on the respective outstanding principal amounts thereof, and second to the permanent reduction of the Revolving Credit Commitments. The application of prepayments referred to in the preceding sentence shall be made first to Alternate Base Rate Loans and second to Eurodollar Loans. The amount of each principal prepayment of Term Loans shall be applied to reduce the then remaining installments of the Tranche A Term Loans and the Tranche B Term Loans, as the case may be, pro rata based upon the then remaining number of installments of Tranche A Term Loans and Tranche B Term Loans, respectively, after giving effect to all prior reductions thereto (i.e., each then remaining installment of such Term Loans shall be reduced by an amount equal to the aggregate amount to be applied to such Term Loans divided by the number of the then remaining installments for such Term Loans); provided, that if the amount to be applied to any installment as required by this Agreement would exceed the then remaining amount of such installment, then an amount equal to such excess shall be applied to the next succeeding installment after giving effect to all prior reductions thereof (including the amount of prepayments theretofore allocated pursuant to the preceding portion of this sentence); and provided, further, that,
         (1) with respect to any prepayment in connection with the Designated Asset Sale, 37.5% of the Net Cash Proceeds from such Asset Sale shall be applied to reduce the then remaining installments of the Tranche A Term Loans and the Tranche B Term Loans, as the case may be, in direct order of maturity, and (2) with respect to any prepayment made from Excess Cash Flow for the fiscal year ending September 30, 2000 pursuant to Section 2.10(c), in an aggregate amount not to exceed $7,500,000, such prepayment shall be applied to reduce the then remaining installments of the Tranche A Term Loans and the Tranche B Term Loans, as the case may be, in direct order of maturity. Amounts prepaid on account of the Term Loans may not be reborrowed.

                  (ii) Any Lender holding Tranche B Term Loans may, to the extent Tranche A Term Loans are outstanding, elect on not less than one Business Day's prior written notice to the Administrative Agent with respect to any mandatory prepayment made pursuant to this Section 2.10, not to have such prepayment applied to such Lender's Tranche B Term Loans until all Tranche A Term Loans shall have been paid in full, in which case the amount not so applied shall be applied to prepay Tranche A Term Loans and shall reduce the then remaining installments of the Tranche A Term Loans ratably based on the number of such installments.

         3. Amendment to Section 3. Section 3.3(a) of the Credit Agreement is hereby amended by (i) deleting the word "quarterly" and substituting in lieu thereof the word "monthly"


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and (ii) deleting the words "March, June, September and December" and substituting in lieu thereof the word "month".

         4. Amendments to Section 8. (a) Section 8.1(a) of the Credit Agreement is hereby amended by deleting the columns captioned "Quarter Ending" and "Ratio" from Section 8.1(a) and substituting in lieu thereof the following:

             Quarter Ending                     Ratio
             --------------                     -----
          2000     December 31              2.25 to 1.00

          2001     March 31                 2.25 to 1.00
                   June 30                  2.50 to 1.00
                   September 30             2.50 to 1.00
                   December 31              2.75 to 1.00

          2002     March 31                 2.75 to 1.00
                   June 30                  3.00 to 1.00
                   and each
                   quarter
                   thereafter


                  (b) (i) Section 8.1(c) of the Credit Agreement is hereby amended by deleting the columns captioned "Quarter Ending" and "Amount" from
Section 8.1(c) and substituting in lieu thereof the following:

              Quarter Ending                      Amount
              --------------                      ------
          1998     December 31                 $32,500,000
          1999     March 31                     32,500,000
                   June 30                      32,500,000
                   September 30                 32,500,000
                   December 31                  25,000,000

          2000     March 31                     23,500,000
                   June 30                      27,000,000
                   September 30                 27,500,000
                   December 31                  37,500,000

          2001     March 31                     40,000,000
                   June 30                      42,500,000
                   September 30                 45,000,000
                   December 31                  45,000,000


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
              Quarter Ending                      Amount
              --------------                      ------
           2002     March 31                    47,500,000
                    June 30                     47,500,000
                    September 30                50,000,000
                    December 31                 52,500,000

           2003     March 31                    55,000,000
                    June 30                     57,500,000
                    September 30                60,000,000
                    and each
                    quarter
                    thereafter

                  (ii) Section 8.1(c) is hereby further amended by adding the following sentence to the end of such Section 8.1(c):

                  Notwithstanding anything to the contrary above, the amount set forth opposite the immediately succeeding four consecutive fiscal quarters above following the consummation of the Designated Asset Sale (or, if the Designated Asset Sale is consummated on the last day of a fiscal quarter, the amount set forth opposite such fiscal quarter and the immediately succeeding three consecutive fiscal quarters) shall be reduced in each case by an amount equal to the Reduced EBITDA.

                  (c) Section 8.1(d) of the Credit Agreement is hereby amended by deleting the columns captioned "Quarter Ending" and "Ratio" from Section 8.1(d) and substituting in lieu thereof the following:


              Quarter Ending                      Amount
              --------------                      ------
          2000     December 31                 5.00 to 1.00

          2001     March 31                    4.75 to 1.00
                   June 30                     4.50 to 1.00
                   September 30                4.25 to 1.00
                   December 31                 4.00 to 1.00

          2002     March 31                    3.75 to 1.00
                   June 30                     3.50 to 1.00
                   September 30                3.25 to 1.00
                   December 31                 3.25 to 1.00

          2003     March 31                    3.00 to 1.00
                   and each
                   quarter
                   thereafter


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                  (d) Section 8.1(e) of the Credit Agreement is hereby amended by deleting the columns captioned "Quarter Ending" and "Ratio" from Section 8.1(e) and substituting in lieu thereof the following:


              Quarter Ending                      Amount
              --------------                      ------
          1998     December 31                 2.75 to 1.00

          1999     March 31                    2.75 to 1.00
                   June 30                     2.75 to 1.00
                   September 30                2.75 to 1.00
                   December 31                 4.00 to 1.00

          2000     March 31                    4.00 to 1.00
                   June 30                     4.00 to 1.00
                   September 30                3.25 to 1.00
                   December 31                 2.25 to 1.00

          2001     March 31                    2.25 to 1.00
                   June 30                     2.00 to 1.00
                   September 30                2.00 to 1.00
                   December 31                 1.75 to 1.00
                   and each
                   quarter
                   thereafter

                  (e) Section 8.6(d) of the Credit Agreement is hereby amended by deleting the "$1,000,000" therein and replacing it with "$1,500,000".

                  (f) Section 8.6 of the Credit Agreement is hereby amended by
(i) deleting the word "and" at the end of Section 8.6(j), (ii) deleting the "." at the end of Section 8.6(k) and substituting in lieu thereof "; and" and (iii) adding the following new Section 8.6(l) to the end of such Section 8.6:

                  (l) the sale of a line of business; provided that the aggregate net cash proceeds of the sale made pursuant to this paragraph
         (l) do not exceed $21,000,000 (the "Designated Asset Sale").

                  (g) Section 8.7(e) of the Credit Agreement is hereby amended by deleting such Section 8.7(e) in its entirety and substituting in lieu thereof the following:

                  (e) the Borrower may make Restricted Payments to CCI, and CCI may simultaneously make corresponding Restricted Payments to Hicks Muse or any other holder of the New Common Stock or the Additional Common Stock, to allow CCI to redeem, in whole or in part, the New Common Stock or the Additional Common Stock, as the case may be, in accordance with its terms as long as (i) no Default or Event of Default


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         has occurred or would result therefrom, (ii) the Total Debt Ratio on a pro forma basis after giving effect to the amount of such redemption on the date of making such Restricted Payments for the period ending on the last day of each of the two immediately preceding fiscal quarters (or, if the date of making such Restricted Payments is the last day of a fiscal quarter, such fiscal quarter and the immediately preceding fiscal quarter) is no greater than 4.00 to 1.00 and (iii) there shall be at least $25,000,000 available under the Revolving Credit Facility on the date of making such Restricted Payments and after giving effect thereto.

         III. Conditions to Effectiveness. This Amendment shall become effective on the date (a) on which this Amendment shall have been (i) executed by the Borrower, CCI, the Administrative Agent and the Required Lenders and (ii) acknowledged and consented to by the other Credit Parties, each in accordance with the terms of the Credit Agreement and (b) the Administrative Agent shall have received, for the account of each Lender which executes and delivers this Amendment by December 21, 1999, an amendment fee in an amount equal to12.5 basis points of the sum of such Lender's (i) Revolving Credit Commitment and (ii) outstanding Term Loans as of such date.

         IV. General.

         1. Representations and Warranties. The representations and warranties made by the Borrower in the Loan Documents are true and correct in all material respects on and as of the date hereof, after giving effect to the effectiveness of this Amendment, as if made on and as of the date hereof, except for any representation and warranty which is expressly made as of an earlier date which representation and warranty shall have been true and correct in all material respects as of such earlier date, and no Default or Event of Default has occurred and is continuing.

         2. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred in connection with this Amendment, any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent.

         3. No Other Amendments; Confirmation. Except as expressly amended, modified and supplemented hereby, the provisions of the Credit Agreement and the Notes are and shall remain in full force and effect.

         4. Affirmation of Guarantees. Each of the Guarantors hereby consents to the execution and delivery of this Amendment and to the transactions contemplated hereby or in any related document and reaffirms its obligations under the Guarantee and Collateral Agreement executed by such Guarantor.

         5. Governing Law; Counterparts. (a) This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.


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         (b) This Amendment may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. This Amendment may be delivered by facsimile transmission of the relevant signature pages hereof.

            [The remainder of this page is intentionally left blank]


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.



                                    COOPERATIVE COMPUTING, INC.



                                    By: /s/ CHRISTOPHER SPELTZ
                                       -----------------------------------------
                                       Name: Christopher Speltz
                                       Title: Vice President


                                    COOPERATIVE COMPUTING HOLDING
                                    COMPANY, INC.,
                                      as a Guarantor


                                    By: /s/ PAUL D. STONE
                                       -----------------------------------------
                                       Name: Paul D. Stone
                                       Title: Chief Financial Officer


                                    THE CHASE MANHATTAN BANK,
                                     as Administrative Agent,
                                     a Lender and Issuing Lender


                                    By: /s/ WILLIAM E. ROTTINO
                                       -----------------------------------------
                                       Name: William E. Rottino
                                       Title: Vice President